UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 29, 2026

QUANTUM X LABS INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-42681

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Jabotinsky St, Atrium Tower, 18th floor Ramat Gan, Israel 5252903	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	QXL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at 12:01 a.m. (Eastern Time) on April 30, 2026, Viewbix Inc., a Delaware corporation (the “Company”), changed its name from “Viewbix Inc.” to “Quantum X Labs Inc.” (the “Name Change”) by filing a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware on April 29, 2026.

In accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the board of directors of the Company (the “Board”) approved the Name Change and the Certificate of Amendment. Pursuant to Section 242 of the DGCL, stockholder approval was not required in connection with the Name Change or the Certificate of Amendment.

In addition, the Board approved a change of the Company’s trading symbol from “VBIX” to “QXL” on The Nasdaq Capital Market (the “Symbol Change”).

In connection with the Name Change, effective April 30, 2026, the Company amended and restated its Amended and Restated Bylaws (the “Bylaws”) to reflect the Name Change (the “A&R Bylaws”). The A&R Bylaws contain no other changes. In accordance with the DGCL and the Bylaws, the Board approved the A&R Bylaws, and stockholder approval was not required for such amendment.

There were no other changes to the Certificate of Incorporation or the Bylaws except as disclosed in this Current Report on Form 8-K.

The foregoing descriptions of the Certificate of Amendment and the A&R Bylaws are qualified in their entirety by reference to the full text thereof, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 30, 2026, the Company issued a press release announcing the commencement of trading under its new name and trading symbol, effective as of today. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 21, 2026, the Company initially announced the Name Change and Symbol Change in a press release dated April 21, 2026.

In connection with the Name Change and Symbol Change, the Company’s Common Stock will commence trading on The Nasdaq Capital Market under the Company’s new name, “Quantum X Labs Inc.,” and new ticker symbol “QXL,” effective at the opening of trading on April 30, 2026. The CUSIP number of the Common Stock will remain the same as a result of the foregoing.

The Name Change and Symbol Change do not affect the rights of the Company’s security holders. The Common Stock will continue to be traded on The Nasdaq Capital Market. Following the Name Change, the stock certificates of the Common Stock, which reflect the former name of the Company, will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation
3.2	Amended and Restated Bylaws
99.1	Press Release dated April 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum X Labs Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: April 30, 2026